                                                                    EXHIBIT 99.2

                                  TRUSSCO, INC.

                          AUDITED FINANCIAL STATEMENTS

                          AS OF AND FOR THE YEAR ENDED

                     DECEMBER 31, 2003 AND DECEMBER 31, 2002

                                    CONTENTS

                                                     Page
INDEPENDENT AUDITORS' REPORT
   ON THE FINANCIAL STATEMENTS                            1

FINANCIAL STATEMENTS

   Balance sheets                                   2 and 3
   Statements of income                                   4
   Statements of retained earnings                        5
   Statements of cash flows                               6
   Notes to financial statements                     7 - 14

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Trussco, Inc.
Lafayette, Louisiana

We have audited the accompanying balance sheets of Trussco, Inc. as of December 31, 2003 and 2002, and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Trussco, Inc. as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 15, for 2003 and 2002, the Company reclassified certain accounts from operating expenses and other income and expenses to cost of sales. There was no change in net income.

Lafayette, Louisiana
February 27, 2004, except for Note 15, as to which the date is June 28, 2004

                                  TRUSSCO, INC.

                                 BALANCE SHEETS
                        As of December 31, 2003 and 2002

                                                            2003         2002
                                                          ----------   ----------
                    ASSETS

CURRENT ASSETS
   Cash                                                   $  609,282   $   65,404
   Accounts receivable                                     4,097,507    3,403,831
   Prepaid expenses                                          818,628      959,602
                                                          ----------   ----------

       Total current assets                                5,525,417    4,428,837
                                                          ----------   ----------
PROPERTY, PLANT AND EQUIPMENT, net of
   accumulated depreciation ($2,540,456 and $2,190,494,
   respectively)                                           2,202,264    2,400,006
                                                          ----------   ----------

OTHER ASSETS                                                  20,013       20,013
                                                          ----------   ----------

       Total assets                                       $7,747,694   $6,848,856
                                                          ==========   ==========

See Notes to Financial Statements.

                                                                     2003        2002
                                                                  ----------   ----------
       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable                                               $1,021,108   $1,269,151
   Accrued liabilities                                               323,168      313,074
   Note payable - stockholders                                       977,469      977,469
   Current maturities of long-term deb                             2,703,556    2,883,337
   Capital lease obligations                                         106,381       82,192
                                                                  ----------   ----------

          Total current liabilities                                5,131,682    5,525,223
                                                                  ----------   ----------

LONG-TERM LIABILITIES
   Notes payable - long-term                                         306,551      727,096
   Capital lease obligations, less current portion                    11,208       23,454
                                                                  ----------   ----------

          Total long-term liabilities                                317,759      750,550
                                                                  ----------   ----------

          Total liabilities                                        5,449,441    6,275,773
                                                                  ----------   ----------

STOCKHOLDERS' EQUITY
   Common stock, no par value; 324 shares authorized,
       issued and outstanding                                        249,643      249,643
   Retained earnings                                               2,048,610      323,440
                                                                  ----------   ----------

          Total stockholders' equity                               2,298,253      573,083
                                                                  ----------   ----------

          Total liabilities and stockholders' equity              $7,747,694   $6,848,856
                                                                  ==========   ==========

                                  TRUSSCO, INC.

                              STATEMENTS OF INCOME
                 For the Years Ended December 31, 2003 and 2002


                                                       2003            2002
                                                   ------------    ------------
SALES REVENUE
   Revenue                                         $ 19,365,376    $ 20,533,475
                                                   ------------    ------------

COST OF SALES
   Direct costs                                       5,336,434       6,600,456
   Indirect costs                                     7,601,612       9,420,078
                                                   ------------    ------------

     Total cost of sales                             12,938,046      16,020,534
                                                   ------------    ------------

     Gross profit                                     6,427,330       4,512,941
                                                   ------------    ------------

OPERATING EXPENSES
   Selling, general and administrative                3,803,934       4,904,724
                                                   ------------    ------------

     Income (loss) from operations                    2,623,396        (391,783)
                                                   ------------    ------------

OTHER INCOME (EXPENSES)
   Interest expense                                    (217,483)       (442,944)
   Other income                                         478,912         914,706
   Other expense                                        (64,439)        (78,635)
                                                   ------------    ------------

     Total other income (expenses)                      196,990         393,127
                                                   ------------    ------------

     Net income                                    $  2,820,386    $      1,344
                                                   ============    ============

See Notes to Financial Statements.

                                  TRUSSCO, INC.

                         STATEMENTS OF RETAINED EARNINGS
                 For the Years Ended December 31, 2003 and 2002

                                    2003          2002
                                -----------    -----------
Balance, beginning              $   323,440    $   322,096

   Net income (loss)              2,820,386          1,344
   Tax distributions             (1,095,216)             -
                                -----------    -----------

Balance, ending                 $ 2,048,610    $   323,440
                                ===========    ===========

See Notes to Financial Statements.

                                  TRUSSCO, INC.

                            STATEMENTS OF CASH FLOWS
                 For the Years Ended December 31, 2003 and 2002

                                                                            2003            2002
                                                                        ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                                    $  2,820,386    $      1,344
   Adjustments to reconcile net income (loss)
       to operating cash flows:
           Depreciation and amortization                                     707,419         825,328
           (Gain) loss on disposal of assets                                (281,420)       (660,527)
           Changes in operating assets and liabilities -
              Decrease (increase) in assets:
                  Accounts receivable                                       (693,676)      1,879,609
                  Prepaid expenses and other current assets                  140,974         526,408
              Increase (decrease) in liabilities:
                  Accounts payable                                          (248,045)     (1,527,143)
                  Accrued expenses                                            10,096        (302,918)
                                                                        ------------    ------------

                      Net cash provided by operating activities            2,455,734         742,101
                                                                        ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from the sale of assets                                          517,878       1,794,391
   Purchase of property and equipment                                       (746,136)       (360,455)
                                                                        ------------    ------------
                      Net cash provided by (used in)
                        investing activities                                (228,258)      1,433,936
                                                                        ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from long-term borrowing                                      19,330,315      21,979,487
   Principal Payments on long-term debt                                  (19,849,587)    (25,194,169)
   Principal payments under capital lease obligations                        (69,110)        (85,145)
   Tax Distributions to owners                                            (1,095,216)              -
   Proceeds from shareholders                                                      -         547,274
                                                                        ------------    ------------

                      Net cash provided by financing activities           (1,683,598)     (2,752,553)
                                                                        ------------    ------------

Net increase (decrease) in cash                                              543,878        (576,516)
Cash at beginning of year                                                     65,404         641,920
                                                                        ------------    ------------

Cash at end of year                                                     $    609,282    $     65,404
                                                                        ============    ============

See Notes to Financial Statements.

                                  TRUSSCO, INC.

                          NOTES TO FINANCIAL STATEMENTS

Note 1.     Operations and Significant Accounting Policies

            Nature of business:

                  The Company provides oilfield tank and vessel cleaning services in South Louisiana, Texas and in the Gulf of Mexico.

            Use of estimates in the preparation of financial statements:

                  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

            Revenue recognition:

                  The Company recognizes revenues upon completion of the services rendered. Expenses are recognized as they are incurred.

            Cash equivalents:

                  Cash equivalents are defined by the Company as holdings of highly liquid investments with original maturities of three months or less.

            Allowance for doubtful accounts:

                  An allowance is established when in the opinion of management, based on economic conditions, a loss on accounts receivable is expected. Past due status of trade receivables is based on how recently payments have been received.

            Property, plant and equipment:

                  The Company provides for depreciation and amortization on the straight-line basis by charges to operations in amounts estimated to allocate the cost of the assets over their estimated useful lives as follows:

                                                 Years
                                                 ------
Portable buildings                               7 - 10
Machinery and equipment                          5 - 7
Office equipment                                 5 - 7
Vehicles                                           5

                          NOTES TO FINANCIAL STATEMENTS

            Income taxes:

                  The Company has elected Subchapter "S" tax status under the Internal Revenue Code. As an "S" corporation, taxable income or losses of the Company are includible in the individual tax returns of the stockholders. Accordingly, the Company has not provided for income taxes in the statements of income.

            Concentration of credit risk:

                  Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash, investments, and accounts receivable.

                  The Company places its cash and investments with high quality financial institutions. At times, such amounts may be in excess of FDIC insurance limits. The Company has deposits in local financial institutions in excess of $100,000 federally insured limit by the Federal Deposit Insurance Corporation. The exposure to the Company at December 31, 2003 and 2002 is $1,170,142 and $181,744, respectively.

                  Credit risk with respect to receivables consists primarily of customers who are located in South Louisiana and Texas and are involved in the industrial and oil and gas industry. During the 2003 fiscal year, no one customer accounted for greater than 10% of the total revenues of the Company. In the 2002 fiscal year, one customer accounted for $2,141,368 or 10.43% of total revenues for the year.

            Compensated absences:

                  The Company does not allow carryover of vacation time from year-to-year and employees are not compensated for unused sick leave at termination of employment. Therefore, there is no accrued liability for compensated absences.

            Advertising:

                  Advertising cost are expensed as incurred. Advertising expenses were $8,890 and $11,759 at December 31, 2003 and 2002, respectively.

Note 2.     Receivables

            The balance of receivables consisted of the following components as of December 31, 2003 and 2002:

                                             2003           2002
                                          -----------    -----------
Trade receivables                         $ 4,001,095    $ 3,318,709
Allowance for doubtful accounts              (179,797)      (127,804)
Due from stockholders                         118,164        118,164
Due from affiliate                             50,317         91,341
Other                                         107,728          3,421
                                          -----------    -----------

                                          $ 4,097,507    $ 3,403,831
                                          ===========    ===========

                          NOTES TO FINANCIAL STATEMENTS

            Trade receivables 90 days or more pass due was $363,148 and $398,299 as of December 31, 2003 and 2002, respectively.

Note 3.     Property and Equipment

            The following is a summary of property and equipment as of December 31, 2003 and 2002:

                                             2003         2002
                                          ----------   ----------
Vehicle                                   $1,311,831   $1,310,584
Equipment                                  2,838,282    2,765,506
Leasehold improvements                       659,841      505,177
Other fixed assets                           427,642      359,195
                                          ----------   ----------

                                           5,237,596    4,940,462
Less: accumulated depreciation             3,035,332    2,540,456
                                          ----------   ----------

                                          $2,202,264   $2,400,006
                                          ==========   ==========

            Depreciation expense for fiscal years ended December 31, 2003 and 2002 was $707,419 and $825,328, respectively.

Note 4.     Long-term Debt

            At December 31, 2003, long-term debt consisted of the following:

                                                                        2003             2002
                                                                      ----------      ----------
Note payable - stockholder:
   Notes payable to stockholders of the Company,
      6.63%, due on demand, uncollateralized.                         $  977,469      $  977,469
                                                                      ==========      ==========

Notes payable and long-term debt:
   $2,600,000 line of credit, interest is the bank
      prime rate plus one percent (5.00% at December 31, 2003),
      principal and remaining interest due April 30, 2004,
      collateralized with accounts
      receivable of the Company.                                      $1,908,625      $1,912,695

   Various notes payable to finance companies, interest rates varying from 9.95% to 10.49%, due in monthly installments
      of principal and interest totaling $9,888, maturities
      ranging from March 15, 2004 through January 4, 2006,
      collateralized by chattel mortgages on vehicles
      and equipment.                                                     123,675         333,337

                                                                     (continued)

                          NOTES TO FINANCIAL STATEMENTS

                                                                           2003         2002
                                                                        ----------   ----------
Notes payable to insurance finance companies for 6.50%, due
   in monthly installments of principal and interest totaling
   $75,811, maturities ranging from June 24, 2004 to
   September 24, 2004, collateralized by unearned premiums on
   the policies.                                                           501,483      480,270

Note payable to bank, 7.50%, due in monthly installments of
   $19,246, including interest, collateralized by inventory,
   accounts, equipment, vehicles, and general intangibles,
   due August 29, 2005.                                                    441,258      826,880

Various notes payable to finance companies for vehicles,
   interest rates varying from 9.95% to 9.99%, due in monthly installments of principal and interest totaling $2,236,
   maturities ranging from April 26, 2004 to February 24, 2006,
   collateralized by vehicles.                                              35,066       57,251
                                                                        ----------   ----------
Total                                                                    3,010,107    3,610,433

Less current maturities                                                  2,703,556    2,883,337
                                                                        ----------   ----------

Long-term portion                                                       $  306,551   $  727,096
                                                                        ==========   ==========

            Principal maturities as of December 31, 2003 are:

 Year Ended
December 31,
------------
    2004                                   $ 2,703,556
    2005                                       290,444
    2006                                        16,107
                                           -----------

                                           $ 3,010,107
                                           ===========

            Interest expense for the fiscal years ended 2003 and 2002 amounted to $217,483 and $339,019, respectively.

Note 5.     Capital Leases

            The Company has entered into lease agreements for equipment. The leases are for non-cancelable lease terms of two to five years and are recorded as capital leases. The leased assets, which are included in property and equipment, are recorded at $129,989 at imputed interest rates ranging from 8.5% to 16.0% over the term of the leases. Accumulated amortization as of December 31, 2003 and 2002 totaled $112,166 and $193,119, respectively.

                          NOTES TO FINANCIAL STATEMENTS

            The following is a schedule by years of the future minimum lease payments under the capital lease together with the present value of the net minimum lease payments as of December 31, 2003:

 Year Ended
December 31,
------------
2004                                                          $112,744
2005                                                            11,125
2006                                                               531
                                                              --------

  Total minimum lease payments                                 124,400
  Less amount representing interest                              6,811
                                                              --------

  Present value of net minimum lease payments                  117,589
  Less obligation under capital lease, current portion         106,381
                                                              --------

  Obligation under capital lease, long-term                   $ 11,208
                                                              ========

Note 6.     Operating Leases

            The Company has leased certain equipment, office space, and equipment yards under various non-cancelable agreements which expire between January 1, 2004 and October 31, 2006, and requires various minimum annual rentals.

            Minimum payments for operating leases having initial or remaining non-cancelable terms in excess of one year are as follows:

 Year Ended
December 31,
------------
   2004                                        $279,962
   2005                                         115,573
   2006                                          67,675
                                               --------

                                               $463,210
                                               ========

            Rental payments under operating lease agreements during the fiscal years of 2003 and 2002 totaled $658,923 and $1,139,243, respectively.

                          NOTES TO FINANCIAL STATEMENTS

Note 7.     Related Party Transactions

            Trussco, Inc. is presently leasing equipment from Trussco Properties, L.L.C., which is owned by the managing members of the Company. All related repairs, maintenance and insurance are paid by the lessee. Trussco, Inc. presently rents equipment from Boss Rentals, Inc. and Tiger Environmental & Rental Service, Inc which is owned by managing members of the Company. During the fiscal year ended December 31, 2003, the Company performed work for Acadian Contractors, Inc. which one of the managing members of the Company is President. The dollar volume of rentals with this related party during fiscal years ended December 31, 2003 and 2002 is as follows:

                                                         2003     2002
                                                       -------   -------
Trussco Properties, L.L.C.                             $49,715   $49,715
Acadian Contractors, Inc.                               10,482         -
Boss Rentals, Inc.                                         813         -
Tiger Environmental & Rental Service, Inc.               3,921         -
                                                       -------   -------
                                                       $64,931   $49,715
                                                       =======   =======

            Included in the balance of due from affiliate on the balance sheets of $50,317 and $91,341 as of December 31, 2003 and 2002 are cash advances to Trussco Properties, L.L.C. for payments of equipment notes.

Note 8.     Employee Benefit Plan

            Effective January 1, 1997, the Company established a 401(k) plan to provide retirement benefits for employees. Any full-time employee over the age of twenty-one and who has been employed by the Company for one year is eligible to participate. Participants may contribute to the plan by deferring up to 15% of their gross salary, within certain IRS imposed limitations for maximum contributions in a given year. The Company may match 50% of the participants' contribution up to 6% of the employee's compensation. The amount included in expense for the fiscal years ended December 31, 2003 and 2002 was $-0- and $5,279, respectively. As of February 1, 2002, the Company temporarily suspended its matching contributions to the plan.

Note 9.     Self-Insurance Program

            The Company has a partially self-insured program for worker's compensation. The Company limits its losses through the use of a stop-loss aggregate of $450,000 over the policy period of November 2003 to October 2004. The Company established a letter of credit with a bank for $350,000 which was required by the worker's compensation carrier. All submitted claims are paid on a monthly basis. In addition, an accrual is recorded for estimated additional costs related to covered accidents.

            The Company has a partially self-insured program for group health insurance. The Company limits its losses through the use of a stop-loss aggregate of $530,431 or $60,000 per employee per year over the policy period of February 1, 2003 through January 31, 2004. As of December 31, 2003, the Company's exposure in regard to this self insurance program totaled $366,592.

                          NOTES TO FINANCIAL STATEMENTS

Note 10.    Non-cash Investing and Financing Activities

            In connection with the acquisition of insurance, the Company financed $671,315 of premiums and deposits through an insurance finance company during the fiscal year.

            Cash paid for interest totaled $342,927 and $421,428 at December 31, 2003 and 2002, respectively.

            There were purchases of property, plant and equipment in the amount of $82,330 at December 31, 2003 through accounts payable.

Note 11.    Stock Purchase Agreement

            The Company has entered into an agreement with its stockholders whereby, the Company may purchase the stock of a stockholder no later than 120 days after the date of the decedent's death. The shares of the Company held by the deceased stockholder on the date of death shall be held in trust by the Company for a period of 120 days. During this period, the shares shall not be voted or otherwise available for corporate governance. The Company shall purchase the shares at a price of $2,000,000 in the aggregate. Any life insurance proceeds, if any, received by the Company on account of the deceased stockholder's death may be used to pay for such shares. In the event the amount of life insurance proceeds available is less than the purchase price, the difference between the purchase price and the cash proceeds from life insurance shall be paid by the Company in forty (40) equal quarterly installments with interest at the rate of 6.0% per annum until paid and such payments shall commence on the first day following the expiration of 120 days after the date of death. The purchase price of the shares can never be decreased except upon full dissolution of the Company but may be increased at any time by unanimous vote of the Board of Directors.

            Under the terms of the stock purchase agreement, no stockholder shall transfer, assign, pledge, sell or convey any interest in his shares of the Company, now owned or later acquired by him.

            This agreement shall terminate upon the first to occur of the following events:

                  a. The execution of an agreement to revoke the stock purchase agreement, signed by all the living parties and the personal representative of any deceased party who has not been fully paid for the sale of all the shares of such decedent; or

                  b. The adoption of a plan of sale or liquidation by the Company, or the bankruptcy, receivership, or dissolution of the Company (but such termination shall not extinguish the rights or obligations of the parties arising out of any event occurring before such termination); or

                  c. The complete termination of all ownership shares in the Company by all the stockholders, and the satisfaction of all obligations respecting such termination as provided in the agreement; or

                  d. The death of all stockholders within 90 days of each other.

            During the September 2003 Stockholders' Meeting, the Stockholders' voted to amend the Stock Purchase Agreement to a purchase price of $1,000,000. The new Stock Purchase Agreement will be completed by March 2004.

                          NOTES TO FINANCIAL STATEMENTS

Note 12.    Contingencies

            The Company is involved in various claims and lawsuits against the Company, arising in the normal course of business. Management believes that any financial responsibility that may be incurred in settlement of such claims would not be material to the Company's financial position.

Note 13.    Sales Leaseback Transactions

            On July 8, 2002, the Company sold various equipment located at Syngenta in St. Gabriel, Louisiana to Turner Environmental Services for $312,000. The Company subsequently leased the equipment from Turner Environmental Services at $18,500 per month for the period from July 15, 2002 through December 31, 2003. The lease period terminated January 5, 2004 when the contract was awarded to Turner Environmental Services. Upon the expiration of the lease, Turner Environmental Services took possession of the leased equipment and the three Trussco, Inc. employees that were running the filter press.

Note 14.    Other Income

            The balance of other income consisted of the following components:

                                                           2003             2002
                                                         ---------        ---------
Gain (loss) on sale of fixed assets                      $ 281,420        $ 650,667
Other income                                               207,192          152,699
                                                         ---------        ---------

                                                         $ 488,612        $ 803,366
                                                         =========        =========

            The gains on sale of fixed assets for 2003 and 2002, respectively, were used to pay down accounts payable, as well as various notes payable. Other income consists predominately of reimbursement of insurance premium.

Note 15.    Reclassification

            The Company reevaluated the 2003 and 2002 classification of operating expenses and other income and expenses. Certain accounts were reclassified to cost of sales as a result of this reevaluation. Net income for 2003 and 2002 did not change.

                                  TRUSSCO, INC.

                              UNAUDITED CONDENSED

                              FINANCIAL STATEMENTS

                       AS OF AND FOR THE SIX MONTHS ENDED

                         JUNE 30, 2004 AND JUNE 30, 2003

                                  TRUSSCO, INC.
                             CONDENSED BALANCE SHEETS
                         JUNE 30, 2004 AND JUNE 30, 2003
                                 (IN THOUSANDS)

                                    UNAUDITED


                                                                            JUNE 30, 2004  JUNE 30, 2003
                                                                            -------------  -------------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents ...............................................     $    423     $    258
  Accounts receivable .....................................................        2,945        4,108
  Prepaid expenses ........................................................          297           72
                                                                                --------     --------
    Total current assets ..................................................        3,665        4,438
PROPERTY AND EQUIPMENT, net of accumulated depreciation
  of $3,079 and $2,849, respectively ......................................        1,984        2,285
OTHER ASSETS ..............................................................           19           20
                                                                                --------     --------
    Total assets ..........................................................     $  5,668     $  6,743
                                                                                ========     ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term debt ....................................     $    491     $  2,135
  Accounts payable ........................................................          869        1,028
  Accrued Expenses ........................................................          437          420
  Notes payable stockholders ..............................................          977          977
                                                                                --------     --------
    Total current liabilities .............................................        2,774        4,560
LONG-TERM LIABILITIES:
  Long-term debt, less current maturities .................................           44          811
  Other long-term liabilities .............................................            3           --
                                                                                --------     --------
    Total long-term liabilities ...........................................           47          811
                                                                                --------     --------
    Total liabilities .....................................................        2,821        5,371
STOCKHOLDERS' EQUITY:
  Common stock, no par value; 324 shares authorized, issued and outstanding          250          250
  Retained Earnings .......................................................        2,597        1,122
                                                                                --------     --------
    Total stockholders' equity ............................................        2,847        1,372
                                                                                --------     --------
    Total liabilities and stockholders' equity ............................     $  5,668     $  6,743
                                                                                ========     ========


             SEE NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS.

                                  TRUSSCO, INC.
                       CONDENSED STATEMENTS OF OPERATIONS
            FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND JUNE 30, 2003
                                 (IN THOUSANDS)

                                    UNAUDITED


                                                          JUNE 30, 2004  JUNE 30, 2003
                                                          -------------  -------------
Operating revenue ......................................     $  9,474      $  9,338

Operating expense ......................................        6,112         6,604
                                                             --------      --------

Gross profit ...........................................        3,362         2,734

General and administrative expense .....................        2,482         1,816
                                                             --------      --------

Operating income .......................................          880           918

Interest expense .......................................           73           119

Other (income) expense .................................          (15)           --
                                                             --------      --------

Income before taxes ....................................          822           799

Income tax benefit .....................................           --            --
                                                             --------      --------

Net income .............................................     $    822      $    799
                                                             ========      ========

             SEE NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS.

                                  TRUSSCO, INC
               CONDENSED STATEMENTS OF CASH FLOWS (INDIRECT METHOD)
            FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND JUNE 30, 2003
                                 (IN THOUSANDS)

                                    UNAUDITED


                                                                    JUNE 30, 2004    JUNE 30, 2003
                                                                    -------------    -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income ......................................................     $      822      $      799
Adjustments to Reconcile Net Income/Loss to Operating Cash Flows:
  Depreciation Expense ..........................................            330             342
  (Gain)/Loss on Sale of Assets .................................              9              (6)
  Changes in Operating Assets/Liabilities-
  Decrease (Increase) in assets:
    Accounts Receivable .........................................          1,153            (704)
    Prepaid Expenses.............................................            522             888
  Increase (Decrease) in liabilities:
    Accounts Payable ............................................           (151)           (241)
    Accrued Expenses ............................................            114             106
                                                                      ----------      ----------
       Net Cash Provided By (Used In) Operating Activities ......          2,799           1,184
                                                                      ----------      ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from the sale of assets ..............................              1              16
  Purchase of property and equipment ............................           (122)           (237)
                                                                      ----------      ----------
       Net Cash used in Investing Activities ....................           (121)           (221)
                                                                      ----------      ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Distributions to Stockholders .................................           (274)             --
  Proceeds from Borrowing .......................................          8,026           8,870
  Principal Payments ............................................        (10,595)         (9,609)
  Principal payment under Capital Lease
    Obligations .................................................            (21)            (31)
                                                                      ----------      ----------
       Net Cash provided by Financing Activities ................         (2,864)           (770)
                                                                      ----------      ----------
Net increase (decrease) in Cash .................................     $     (186)     $      193
Beginning Cash Balance - 12/31 ..................................     $      609      $       65
                                                                      ----------      ----------
Ending Cash Balance - 06/30 .....................................     $      423      $      258
                                                                      ==========      ==========


             SEE NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS.

                                  TRUSSCO, INC.

                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 1.     Nature of Business and Significant Accounting Policies

            Nature of business:

                  Trussco, Inc. (sometimes referred to hereinafter as
            "the Company") provides oilfield tank and vessel cleaning services in South Louisiana, Texas and in the Gulf of Mexico. The financial statements included herein, which have not been audited reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of our financial position, results of operations and cash flows for the interim periods on a basis consistent with the annual audited statements. All such adjustments are of a normal recurring nature. The results of operations for interim periods are not necessarily indicative of the results that may be expected for any other interim period of a full year.


            Significant accounting policies:

            Basis of financial statement presentation:

                  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

            Revenue recognition:

                  Trussco, Inc. and recognize revenues as rentals and services are rendered. Expenses are recognized as they are incurred.

            Personal assets and liabilities:

                  In accordance with the generally accepted method of presenting company financial statements, the financial statements do not include the personal assets and liabilities of the stockholders, including their obligation for income taxes on their distributive shares of the net income of Trussco, Inc. nor any provision for income tax expense.

            Cash and cash equivalents:

                  For purposes of reporting the statements of cash flows, Trussco, Inc. consider all cash accounts, which are not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

            Allowance for doubtful accounts:

                  An allowance is established when in the opinion of management, based on economic conditions, a loss on accounts receivable is expected. Past due status of trade receivables is based on how recently payments have been received. The allowance for doubtful accounts for Trussco, Inc. at June 30, 2004 and 2003 was $192,381 and $116,605, respectively.

                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

            Property and equipment:

                  Property and equipment in both companies is valued at cost and is depreciated over the estimated useful lives of the individual assets using the straight-line method. The estimated lives are as follows:

                           Leasehold improvements   5 years
                           Machinery and equipment  5-7 years
                           Vehicles                 5 years
                           Office Equipment         5-7 years

            Income taxes:

                  Trussco, Inc. has elected Subchapter "S" tax status under the Internal Revenue Code. As an "S" Corporation, taxable income or losses of the Company are includible in the individual tax returns of the Stockholders. Accordingly, Trussco, Inc. has not provided for income taxes in the financial statements.

            Concentration of credit risk:

                  Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash, investments, and accounts receivable.

                  The Company places its cash and investments with high quality financial institutions. At times, such amounts may be in excess of FDIC insurance limits.

                  Credit risk with respect to receivables consists primarily of customers who are located in South Louisiana and Texas and are involved in the industrial and oil and gas industry. During the sixth month periods ended June 30, 2003 and 2004, no one customer accounted for greater than 10% of the total revenues of the Company.

            Compensated absences:

                  The Company does not allow carryover of vacation time from year-to-year and employees are not compensated for unused sick leave at termination of employment. Therefore, there is no accrued liability for compensated absences.

Note 2.     Related Party Transactions

                  Trussco, Inc. is presently leasing equipment from Trussco Properties, L.L.C., which is owned by the managing members of the Company. All related repairs, maintenance and insurance are paid by the lessee. Trussco, Inc. presently rents equipment from Boss Rentals, Inc. and Tiger Environmental & Rental Service, Inc., which are owned by managing members of the Company and perform work at times for Acadian Contractors, Inc., of which one of the managing members of Trussco, Inc. is President.

               NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 3.     Property and Equipment

            The following is a summary of property and equipment as of June 30, 2004 and 2003:

                                                      Trussco, Inc.
                                                      (in thousands)

                                                     2004          2003
                                                   --------     --------
            Vehicles                               $  1,250     $  1,281
            Leasehold Improvements                      661          672
            Machinery and Equipment                   2,754        2,792
            Other                                       398          389
                                                   --------     --------
                                                      5,063        5,134
            Less accumulated depreciation             3,079        2,849
                                                   --------     --------
                                                   $  1,984     $  2,285
                                                   ========     ========

            Depreciation expense for the six months ended June 30, 2004 and 2003 was $330 and $342, respectively (in thousands).

            The Company has entered into lease agreements for equipment. The leases are for non-cancelable lease terms of two to five years and are recorded as capital leases. The leased assets, which are included in property and equipment, are recorded at $165,460 at imputed interest rates ranging from 8.5% to 16% over the term of the leases. Accumulated amortization as of June 30, 2004 and 2003 totaled $131,773 and $78,414, respectively.

                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS


Note 4.     Long-term Debt

            At June 30, 2004 and 2003, long-term debt of Trussco, Inc. consisted of the following:


                                                                                         2004         2003
                                                                                       --------     --------
                                                                                           (in thousands)
Notes payable and long-term debt:

  $2,600,000 line of credit, interest is the bank prime rate plus one percent
    (5.00% at June 30, 2003), principal and remaining interest due April 30,
    2004, collateralized with accounts receivable of the Company                       $     --     $  1,848

  Various notes payable to finance companies, interest rates varying from 9.95% to
    10.49%, due in monthly installments of principal and interest totaling
    $16,126, maturities ranging from March 15, 2004 through January 4, 2006,
    collateralized by chattel mortgages on vehicles and equipment                            84          172

  Note payable to bank, 7.50%, due in monthly installments of $19,246, including interest, collateralized by inventory, accounts, equipment, vehicles, and
    general intangibles, due August 29, 2005                                                358          693

  Various notes payable to finance companies for vehicles, interest rates varying from 9.95% to 9.99%, due in monthly installments of principal and interest totaling $2,236, maturities ranging from April 26, 2004 to February 24,
    2006, collateralized by vehicles                                                         24           46

  Capital leases, imputed interest rates varying from 8.5% to 16%, maturities ranging from November 1, 2004 to March 1, 2006, valued at present value of net
    minimum lease payments                                                                   69          187
                                                                                       --------     --------

Total                                                                                       535        2,946

Less current maturities                                                                     491        2,135
                                                                                       --------     --------

Long-term portion                                                                      $     44     $    811
                                                                                       ========     ========

                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

            Principal maturities for Trussco, Inc. as of June 30, 2004 are:


                   Twelve months ended June 30,              (in thousands)
                   ----------------------------
                   2005                                        $     491
                   2006                                               44
                                                               ---------
                                                               $     535
                                                               =========

            Interest expense for Trussco, Inc. for the six months ended June 30, 2004 and 2003 amounted to $73 and $119, respectively, (in thousands).

Note 5.     Operating Leases

            The Company has leased certain equipment, office space, and equipment yards under various non-cancelable agreements which expire between January 1, 2004 and October 31, 2006, and requires various minimum annual rentals.

            Minimum payments for operating leases having initial or remaining non-cancelable terms in excess of one year are as follows:


                   Twelve months ended June 30,              (in thousands)
                   ----------------------------
                   2005                                        $     331
                   2006                                              119
                   2007                                               27
                                                               ---------
                                                               $     477
                                                               =========

            Rental payments under operating lease agreements for Trussco, Inc. during the six months ended June 30, 2004 and 2003 amounted to $178 and $262 respectively, (in thousands).

Note 6.     Employee Benefit Plan

            Effective January 1, 1997, the Company established a 401(k) plan to provide retirement benefits for employees. Any full-time employee over the age of twenty-one and who has been employed by the Company for one year is eligible to participate. Participants may contribute to the plan by deferring up to 15% of their gross salary, within certain IRS imposed limitations for maximum contributions in a given year. The Company may match 50% of the participants' contribution up to 6% of the employee's compensation. As of February 1, 2002, the Company temporarily suspended its matching contributions to the plan.

                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 7.     Self-Insurance Program

            The Company has a partially self-insured program for worker's compensation. The Company limits its losses through the use of a stop-loss aggregate of $450,000 over the policy period of November 2003 to October 2004. The Company established a letter of credit with a bank for $350,000 which was required by the worker's compensation carrier. All submitted claims are paid on a monthly basis. In addition, an accrual is recorded for estimated additional costs related to covered accidents.

            The Company has a partially self-insured program for group health insurance. The Company limits its losses through the use of a stop-loss aggregate of $718,728 or $60,000 per employee per year over the policy period of February 1, 2004 through January 31, 2005. As of June 30, 2004, the Company's exposure in regard to this self-insurance totaled $385,188 and has been recorded as a liability in the financial statements.

Note 8.     Stock Purchase Agreement

            The Company has entered into an agreement with its stockholders whereby the Company may purchase the stock of a stockholder no later than 120 days after the date of the decedent's death. The shares of the Company held by the deceased stockholder on the date of death shall be held in trust by the Company for a period of 120 days. During this period, the shares shall not be voted or otherwise available for corporate governance. The Company shall purchase the shares at a price of $2,000,000 in the aggregate. The life insurance proceeds, if any, received by the Company on account of the deceased stockholder's death may be used to pay for such shares. In the event the amount of life insurance proceeds available is less than the purchase price, the difference between the purchase price and the cash proceeds from life insurance shall be paid by the Company in forty (40) equal quarterly installments with interest at the rate of 6.0% per annum until paid and such payments shall commence on the first day following the expiration of 120 days after the date of death. The purchase price of the shares can never be decreased except upon full dissolution of the Company but may be increased at any time by unanimous vote of the Board of Directors.

            Under the terms of the stock purchase agreement, no stockholder shall transfer, assign, pledge, sell or convey any interest in his shares of the Company, now owned or later acquired by him.

            This agreement shall terminate upon the first to occur of the following events:

                  a. The execution of an agreement to revoke the stock purchase agreement, signed by all the living parties and the personal representative of any deceased party who has not been fully paid for the sale of all the shares of such decedent; or

                  b. The adoption of a plan of sale or liquidation by the Company, or the bankruptcy, receivership, or dissolution of the Company (but such termination shall not extinguish the rights or obligations of the parties arising out of any event occurring before such termination); or

                  c. The complete termination of all ownership shares in the Company by all the stockholders, and the satisfaction of all obligations respecting such termination as provided in the agreement; or

                  d. The death of all stockholders within 90 days of each other.

            During the September 2003 Stockholders' Meeting, the Stockholders' voted to amend the Stock Purchase Agreement to a purchase price of $1,000,000. The new Stock Purchase Agreement was completed in March 2004.

                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 9.     Contingencies

            The Company is involved in various claims and lawsuits against the Company, arising in the normal course of business. Management believes that any financial responsibility that may be incurred in settlement of such claims would not be material to the Company's financial position.


Note 10.    Other Income

            The balance of other income (expense) consisted of the following components:


                                                         Six months ended
                                                             June 30,
                                                         2004         2003
                                                      ----------   ----------
                                                           (in thousands)
            Gain (loss) on sale of fixed assets       $    (9)     $     6

            Other income (expense)                         24           (6)
                                                      -------      -------

                                                      $    15         $---
                                                      =======      =======

            The gains on sale of fixed assets were used to pay down accounts payable, as well as various notes payable. Other income consists predominately of reimbursement of insurance premium from a prior year that were previously expensed.

Note 11.    Reclassification

            The Company re-evaluated the 2004 and 2003 classification of operating expenses and other income and expenses. Certain accounts were reclassified to cost of sales as a result of this re-evaluation. Net income for the periods did not change.

                           TRUSSCO PROPERTIES, L.L.C.

                           AUDITED FINANCIAL STATEMENTS

                          AS OF AND FOR THE YEAR ENDED

                     DECEMBER 31, 2003 AND DECEMBER 31, 2002

                                 C O N T E N T S

                                                               Page
INDEPENDENT AUDITORS' REPORT                                      1

FINANCIAL STATEMENTS
   Balance sheets                                                 2
   Statements of income                                           3
   Statements of retained earnings                                4
   Statements of cash flows                                       5
   Notes to financial statements                              6 - 8

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Trussco Properties, L.L.C.
Lafayette, Louisiana

We have audited the accompanying balance sheets of Trussco Properties, L.L.C. as of December 31, 2003 and 2002, and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Trussco Properties, L.L.C. as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Lafayette, Louisiana
February 27, 2004

                           TRUSSCO PROPERTIES, L.L.C.

                                 BALANCE SHEETS
                           December 31, 2003 and 2002

                                                                      2003       2002
                                                                    --------   --------
               ASSETS
CURRENT ASSETS

    Cash                                                            $  3,251   $  3,251

PROPERTY AND EQUIPMENT, at cost,
    net of accumulated depreciation
    ($170,052 and $120,337, respectively)                             78,522    128,237
                                                                    --------   --------

               Total assets                                         $ 81,773   $131,488
                                                                    ========   ========

     LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Current maturities under capital lease                          $      -   $  5,619
    Due to affiliate                                                  50,317     91,341
                                                                    --------   --------

               Total current liabilities                              50,317     96,960
                                                                    --------   --------

MEMBERS' EQUITY                                                       31,456     34,528
                                                                    --------   --------

               Total liabilities and members' equity                $ 81,773   $131,488
                                                                    ========   ========

See Notes to Financial Statements.

                           TRUSSCO PROPERTIES, L.L.C.

                              STATEMENTS OF INCOME
                 For the Years Ended December 31, 2003 and 2002

                                            2003        2002
                                          --------    --------
REVENUES:
    Rental revenue                        $ 49,715    $ 49,715
                                          --------    --------
EXPENSES:
    Administrative expenses                  3,072       1,628
    Depreciation and amortization           49,715      49,715
                                          --------    --------

               Total expenses               52,787      51,343
                                          --------    --------

               Net income                 $ (3,072)   $ (1,628)
                                          ========    ========

See Notes to Financial Statements.

                           TRUSSCO PROPERTIES, L.L.C.

                         STATEMENTS OF RETAINED EARNINGS
                 For the Years Ended December 31, 2003 and 2002

                                  2003        2002
                                --------    --------
Balance, beginning              $ 34,528    $ 36,156

    Net income (loss)             (3,072)     (1,628)
                                --------    --------

Balance, ending                 $ 31,456    $ 34,528
                                ========    ========

See Notes to Financial Statements.

                           TRUSSCO PROPERTIES, L.L.C.

                            STATEMENTS OF CASH FLOWS
                 For the Years Ended December 31, 2003 and 2002

                                                                         2003        2002
                                                                       --------    --------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net income (loss)                                                  $ (3,072)   $ (1,628)
    Adjustments to reconcile net income (loss)
       to net cash provided by operating activities:
          Depreciation                                                   49,715      49,715
          Increase (decrease) -
              Accrued interest payable                                        -        (110)
              Due to affiliate                                          (41,024)    (39,277)
                                                                       --------    --------

                 Net cash provided by operating activities                5,619       8,700
                                                                       --------    --------
CASH FLOWS FROM FINANCING ACTIVITIES
    Principal payments on capital lease obligations                      (5,619)     (8,700)
                                                                       --------    --------

Net increase (decrease) in cash                                               -           -

Cash at beginning of year                                                 3,251       3,251
                                                                       --------    --------

Cash at end of year                                                    $  3,251    $  3,251
                                                                       ========    ========

See Notes to Financial Statements.

                           TRUSSCO PROPERTIES, L.L.C.

                          NOTES TO FINANCIAL STATEMENTS

Note 1.     Nature of Business and Significant Accounting Policies

            Nature of business:

                  The Company rents various machinery and equipment to Trussco, Inc, an affiliated corporation.


            Significant accounting policies:

                  Basis of financial statement presentation:

                        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                  Revenue recognition:

                        The Company recognizes revenues as rentals and services are rendered. Expenses are recognized as they are incurred.

                  Personal assets and liabilities:

                        In accordance with the generally accepted method of presenting company financial statements, the financial statements do not include the personal assets and liabilities of the members, including their obligation for income taxes on their distributive shares of the net income of the Company, nor any provision for income tax expense.

                  Cash and cash equivalents:

                        For purposes of reporting the statements of cash flows, the Company considers all cash accounts, which are not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

                  Receivables:

                        Receivables generally consist of rents receivable from an affiliated company. During the 2003 and 2002 fiscal years, this company accounted for $49,715 and $49,715, respectively, or 100% of the total revenues of the Company.

                          NOTES TO FINANCIAL STATEMENTS

                  Property and equipment:

                        Property and equipment is valued at cost and is depreciated over the estimated useful lives of the individual assets using the straight-line method. The estimated lives are as follows:

                           Leasehold improvements             5 years
                           Machinery and equipment            5 years
                           Autos and trucks                   5 years

                  Income taxes:

                        The Company has elected to be taxed as a limited liability company for federal and state income tax purposes. The members have consented to include their pro rata share of the Company's income or loss in their individual tax returns. Accordingly, no provision for federal and state income taxes were made in the accompanying financial statements.

                  Concentrations of credit risk:

                        Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash, investments and accounts receivable.

                        The Company places its cash and investments with high quality financial institutions. At times such amounts may be in excess of FDIC insurance limits.

Note 2.     Related Party Transactions

            Trussco Properties, L.L.C. is presently leasing equipment to Trussco, Inc., which is owned by the managing members of the Company. All related repairs, maintenance and insurance are paid by the lessee. The dollar volume of rentals with this related party during the fiscal years ended December 31, 2003 and 2002 are as follows:

                                         2003          2002
                                       --------      --------
Trussco, Inc.                          $ 49,715      $ 49,715
                                       ========      ========

            Included in the balances due to affiliates of $50,317 and $91,341 on the balance sheets as of December 31, 2003 and 2002 are cash advances from Trussco, Inc. for payment of equipment purchases.

                          NOTES TO FINANCIAL STATEMENTS

Note 3.     Property and Equipment

            The following is a summary of property and equipment as of December 31, 2003 and 2002:

                                            2003       2002
                                          --------   --------
Leasehold improvements                    $  1,980   $  1,980
Machinery and equipment                    182,306    182,306
Autos and trucks                            64,288     64,288
                                          --------   --------

                                           248,574    248,574
Less accumulated depreciation              170,052    120,337
                                          --------   --------

                                          $ 78,522   $128,237
                                          ========   ========

            Depreciation expense for the years ended December 31, 2003 and 2002 was $49,715 and $49,715, respectively.

Note 4.     Capital Leases

            During the 2001 fiscal year, the Company assumed a capital lease for an air compressor. The lease is noncancelable and nontransferable for a term of thirty-six months, originating on October 2, 2000. The leased asset, which is included in machinery and equipment, is recorded at $23,365 at an imputed interest rate of 16.54% over the term of the lease. Accumulated amortization as of December 31, 2003 and 2002 totaled $15,187 and $10,514, respectively. The capital lease was paid in full during the fiscal year.

                           TRUSSCO PROPERTIES, L.L.C.

                              UNAUDITED CONDENSED

                               FINANCIAL STATEMENTS

                       AS OF AND FOR THE SIX MONTHS ENDED

                         JUNE 30, 2004 AND JUNE 30, 2003

                           TRUSSCO PROPERTIES, L.L.C.
                             CONDENSED BALANCE SHEETS
                         JUNE 30, 2004 AND JUNE 30, 2003
                                 (IN THOUSANDS)

                                    UNAUDITED

                                                                      JUNE 30, 2004  JUNE 30, 2003
                                                                      -------------  -------------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents ........................................     $      3      $      3
  Trade receivables, net ...........................................           --            --
  Prepaid expenses .................................................           --            --
                                                                         --------      --------
    Total current assets ...........................................            3             3
PROPERTY AND EQUIPMENT, net of accumulated depreciation of
    $195 and $141, respectively ....................................           54           108
OTHER ASSETS .......................................................           --            --
                                                                         --------      --------
    Total assets ...................................................     $     57      $    111
                                                                         ========      ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term debt .............................     $     --      $     --
  Due to affiliates ................................................           25            72
  Accrued Expenses .................................................           --            --
                                                                         --------      --------
    Total current liabilities ......................................           25            72
LONG-TERM LIABILITIES:
  Long-term debt, less current maturities ..........................           --             1
  Other long-term liabilities ......................................           --            --
                                                                         --------      --------
    Total long-term liabilities ....................................           --             1
                                                                         --------      --------
    Total liabilities ..............................................           --             1
STOCKHOLDERS' EQUITY:
  Common stock .....................................................           --            --
  Additional Paid In Capital .......................................           --            --
  Retained Earnings ................................................           32            38
                                                                         --------      --------
    Total stockholders' equity .....................................           32            38
                                                                         --------      --------
    Total liabilities and stockholders' equity .....................     $     57      $    111
                                                                         ========      ========


             SEE NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS.

                           TRUSSCO PROPERTIES, L.L.C.
                       CONDENSED STATEMENTS OF OPERATIONS
            FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND JUNE 30, 2003
                                 (IN THOUSANDS)

                                    UNAUDITED

                                                         JUNE 30, 2004    JUNE 30, 2003
                                                         -------------    -------------
Operating revenue ..................................         $    25         $    25

Operating expense ..................................              25              27
                                                             -------         -------

Gross profit .......................................              --              (2)

General and administrative expense .................              --              --
                                                             -------         -------

Operating income ...................................              --              (2)

Interest expense ...................................              --               1

Other (income) expense .............................              --              --
                                                             -------         -------

Income before taxes ................................              --              (3)

Income tax benefit .................................              --              --
                                                             -------         -------

Net income .........................................         $    --         $    (3)
                                                             =======         =======


             SEE NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS.

                           TRUSSCO PROPERTIES, L.L.C.
               CONDENSED STATEMENTS OF CASH FLOWS (INDIRECT METHOD)
            FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND JUNE 30, 2003
                                 (IN THOUSANDS)

                                    UNAUDITED

                                                                              JUNE 30, 2004    JUNE 30, 2003
                                                                              -------------    -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (Loss) ..............................................................         $   --          $   (3)
Adjustments to Reconcile Net Loss to Operating Cash Flows
  Depreciation Expense ..................................................             25              21
  Gain/Loss on Sale of Assets ...........................................             --              --
  Changes in Operating Assets/Liabilities-
  Decrease (Increase) in assets:
    Accounts Receivable .................................................             --              --
    Prepaid Expenses ....................................................             --              --
    Due to Affiliate ....................................................            (25)            (19)
  Increase (Decrease) in liabilities:
    Accounts Payable ....................................................             --              --
    Accrued Expenses ....................................................             --              --
                                                                                  ------          ------
       Net Cash Used In Operating Activities.............................             --              (1)
                                                                                  ------          ------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from the sale of assets ......................................             --              --
  Purchase of property and equipment ....................................             --              --
                                                                                  ------          ------
       Net Cash used in Investing Activities ............................             --              --
                                                                                  ------          ------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Distributions to Stockholders .........................................             --              --
  Proceeds from Borrowing ...............................................             --               1
  Principal Payments ....................................................             --              --
  Principal Payments on Stockholder Notes ...............................             --              --
  Principal payment under Capital Lease
    Obligations .........................................................             --              --
                                                                                  ------          ------
       Net Cash provided by Financing Activities ........................             --               1
                                                                                  ------          ------
Net increase (decrease) in Cash .........................................         $   --          $   --
Beginning Cash Balance - 12/31 ..........................................         $    3          $    3
                                                                                  ------          ------
Ending Cash Balance - 06/30 .............................................         $    3          $    3
                                                                                  ======          ======


         SEE NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS.

                           TRUSSCO PROPERTIES, L.L.C.

                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS


Note 1.     Nature of Business and Significant Accounting Policies

            Nature of business:

                Trussco Properties, L.L.C. (sometimes referred to hereinafter, as "the Company") rents various machinery and equipment to Trussco, Inc., an affiliated corporation. The financial statements included herein, which have not been audited reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of our financial position, results of operations and cash flows for the interim periods on a basis consistent with the annual audited statements. All such adjustments are of a normal recurring nature. The results of operations for interim periods are not necessarily indicative of the results that may be expected for any other interim period of a full year.

            Significant accounting policies:

            Basis of financial statement presentation:

                The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

            Revenue recognition:

                Trussco Properties, L.L.C. recognize revenues as rentals and services are rendered. Expenses are recognized as they are incurred.

            Personal assets and liabilities:

                In accordance with the generally accepted method of presenting company financial statements, the financial statements do not include the personal assets and liabilities of the members, including their obligation for income taxes on their distributive shares of the net income of Trussco Properties, L.L.C., nor any provision for income tax expense.

            Cash and cash equivalents:

                For purposes of reporting the statements of cash flows, Trussco Properties, L.L.C. considers all cash accounts, which are not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

            Receivables:

                Receivables for Trussco Properties, L.L.C. consists of rents receivable from Trussco Inc. During the six months ended June 30, 2004 and 2003, Trussco, Inc. accounted for (in thousands) $25 and $25, respectively, or 100% of the total revenues of Trussco Properties, L.L.C.

The financial statements included herein, which have not been audited reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of our financial position results of operations and cash flows for the interim periods on a basis consistent with the annual audited statements. All such adjustments are of a normal recurring nature. The results of operations for interim periods are not necessarily indicative of the results that may be expected for any other interim period of a full year.

                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS


           Property and equipment:

                Property and equipment in both companies is valued at cost and is depreciated over the estimated useful lives of the individual assets using the straight-line method. The estimated lives are as follows:

                    Leasehold improvements            5   years
                    Machinery and equipment           5-7 years
                    Vehicles                          5   years
                    Office Equipment                  5-7 years

           Income taxes:

                Trussco Properties, L.L.C. has elected to be taxed as a limited liability company for federal and state income tax purposes. The members have consented to include their pro rata share of the Company's income or loss in their individual tax returns. Accordingly, no provision for federal and state income taxes were made in the accompanying financial statements.

           Concentration of credit risk:

                Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash, investments, and accounts receivable.

                The Company places its cash and investments with high quality financial institutions. At times, such amounts may be in excess of FDIC insurance limits.

Note 2.    Related Party Transactions

           Trussco Properties, L.L.C. is presently leasing equipment to Trussco, Inc., which is owned by the managing members of the Company. All related repairs, maintenance and insurance are paid by the lessee. The dollar volume of rentals with this related party during the three months ended June 30, 2004 and 2003 are as follows:


                                            June 30, 2004       June 30, 2003
                                            -------------       -------------
                                                      (in thousands)
           Trussco, Inc.                       $    25            $    25
                                               =======            =======


            Included in Due to Affiliates of $25 and $72 as of June 30, 2004 and 2003, respectively, are cash advances from Trussco, Inc. for payment of equipment purchases.

                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS


Note 3.    Property and Equipment

           The following is a summary of property and equipment as of June 30, 2004 and 2003:


                                                Trussco Properties, L.L.C.
                                                --------------------------
                                                      (in thousands)

                                                    2004           2003
                                                   ------         ------
            Vehicles                               $   64         $   64
            Leasehold Improvements                      2              2
            Machinery and Equipment                   150            150
            Other                                      33             33
                                                   ------         ------
                                                      249            249
            Less accumulated depreciation             195            141
                                                   ------         ------
                                                   $   54         $  108
                                                   ======         ======

            Depreciation expense for the six months ended June 30, 2004 and 2003 was $25 and $21, respectively (in thousands).